UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Aether Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42595	35-2818803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B

New York, New York 10014

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 726-8898

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 17, 2026, Aether Holdings, Inc. (the “Company”) and Aether Compute LLC (“Aether Compute”) entered into a series of definitive agreements with Virtual Grid Inc., an Alberta corporation (“Virtual Grid”), providing for a strategic commercial relationship relating to Virtual Grid’s modular compute-and-energy pods and related software and a strategic investment by the Company in Virtual Grid (collectively, the “Virtual Grid Transaction”).

The Supply Agreement and the FOMA Agreement, each as defined below, were entered into by Aether Compute, and not by the Company. The Company is not a party to either agreement, and the Supply Agreement expressly provides that the Company has no liability or obligation under or in connection with the Supply Agreement, except to the extent the Company separately agrees to such liability or obligation in a written instrument signed by the Company.

Timothy Murphy, a member of the Board of Directors and officer of the Company, is the Chief Executive Officer, a director and a shareholder of Virtual Grid. Accordingly, Mr. Murphy has an interest in Virtual Grid and in the transactions described in this Current Report on Form 8-K. Except as described in this paragraph and in respect of the transaction documents described herein, the Company is not aware of any other material relationship between the Company or its affiliates, on the one hand, and Virtual Grid or its affiliates, on the other hand.

Exclusive White Label Supply and Distribution Agreement

Under the Exclusive White Label Supply and Distribution Agreement, dated July 17, 2026, by and between Virtual Grid and Aether Compute (the “Supply Agreement”), Virtual Grid appointed Aether Compute as its exclusive white-label reseller, distributor and commercial channel partner for the applicable products in Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam (the “Territory”) during the exclusivity term. The Supply Agreement also permits Aether Compute to pursue non-exclusive opportunities in the United States, subject to case-by-case written approval by Virtual Grid. Products are expected to be marketed by Aether Compute under the AetherPod VG100 white-label presentation together with the “Powered by Virtual Grid” designation. The Supply Agreement provides that there are no reserved accounts as of the effective date unless identified by a signed amendment.

The initial exclusivity term runs for ten years from the effective date, subject to earlier termination in accordance with the Supply Agreement, and Aether Compute has an option to renew the exclusivity term for one additional ten-year period if it is not then in material uncured breach. Aether Compute is required to use commercially reasonable efforts to commercially launch AetherPod VG100 in the Territory by December 31, 2027, subject to Virtual Grid having made commercially deployable products available and having satisfied applicable delivery, support, capacity, technical, documentation, training and approval obligations. The Supply Agreement does not impose a minimum purchase, take-or-pay, minimum sourcing or exclusive purchasing obligation unless expressly set forth in a written agreement, quote, accepted purchase order, change order or similar order-specific document.

Pricing, deposits, milestone payments, delivery terms, capacity reservations, product configurations, FOMA fees, warranty periods, support packages and other order-specific terms are determined on an order-by-order basis and are binding only to the extent reflected in a quote, accepted purchase order, change order or capacity reservation agreement accepted by Virtual Grid. Aether Compute will provide first-line customer relationship management, local customer interface, site coordination and local deployment support, while Virtual Grid will provide second-line and third-line technical support, remote implementation assistance, firmware and software updates, cybersecurity patches, warranty support and engineering escalation for the products and FOMA. The Supply Agreement also includes customary exclusivity, non-circumvention, compliance, intellectual property, confidentiality, warranties, indemnities, limitations on liability, suspension, termination, wind-down, assignment and dispute resolution provisions. Aether Compute may terminate the Supply Agreement for cause and, after the second anniversary of the effective date, for convenience upon 90 days’ prior written notice; Virtual Grid may terminate the Supply Agreement or convert Aether Compute’s rights to non-exclusive upon certain uncured breaches or unsatisfied conditions. The Company is not a party to the Supply Agreement and has no liability or obligation arising under or in connection with the Supply Agreement except to the extent the Company expressly agrees in a separate written instrument signed by the Company.

FOMA License and Support Agreement

Under the License and Support Agreement, dated July 17, 2026, by and between Virtual Grid and Aether Compute (the “FOMA Agreement”), Virtual Grid granted Aether Compute, subject to completion of the strategic investment, payment and compliance conditions, a limited, exclusive, non-transferable, non-assignable and revocable license during the license term to use, demonstrate, market and sublicense object-code access to Virtual Grid’s Fleet Orchestration Management Application, or FOMA, solely in the Territory, solely in connection with products supplied by Virtual Grid and solely for authorized deployments. The FOMA Agreement does not grant source code, standalone commercialization rights or rights to use FOMA with non-approved products, sites, customers or deployments.

For Aether direct deployments, Aether Compute is required to pay Virtual Grid royalties equal to 6% of direct gross compute revenue for each applicable calendar quarter plus a quarterly support fee equal to 20% of the royalty. For operator deployments, the Virtual Grid royalty is calculated by reference to the operator royalty pool; where the operator royalty pool is 6% of operator gross compute revenue, Aether Compute retains 50% and Virtual Grid receives 50% of the gross royalty pool, resulting in an effective 3% share of operator gross compute revenue for each party. Aether Compute is required to deliver quarterly royalty reports within 20 days after the end of each calendar quarter and Virtual Grid has audit rights under the FOMA Agreement. The FOMA Agreement also contains restrictions on use and sublicensing, end-user protection requirements, security and compliance obligations, support and update obligations, suspension and termination rights, indemnities and limitations of liability.

Subscription and Share Payment Agreement

Under the Subscription and Share Payment Agreement, dated July 17, 2026, by and between the Company and Virtual Grid (the “Subscription Agreement”), the Company agreed to subscribe for equity securities of Virtual Grid and an equal number of warrants for an aggregate subscription price of US$360,000. The Company agreed to pay the subscription price by issuing to Virtual Grid 82,606 shares of the Company’s common stock, par value $0.001 per share (the “Aether Shares”), based on a Nasdaq Minimum Price of $4.358 per share, representing the average Nasdaq official closing price for the five trading days immediately preceding signing. Based on the Bank of Canada daily USD/CAD exchange rate of 1.4038 on July 16, 2026 and Virtual Grid’s certified fully diluted capitalization of 12,250,882 shares, Virtual Grid’s closing deliveries to the Company include 176,412 Class A common shares of Virtual Grid and a common share purchase warrant to acquire 176,412 Class A common shares of Virtual Grid at an exercise price of C$2.864692 per share, expiring at 5:00 p.m. Vancouver time on July 17, 2031. The number of Virtual Grid Class A common shares and warrant shares was determined by converting the US$360,000 subscription price into Canadian dollars and dividing the resulting amount by the per-share price implied by Virtual Grid’s US$25.0 million pre-money valuation and certified fully diluted capitalization.

The Subscription Agreement provides for a down-round true-up if, during the 24 months following closing, Virtual Grid completes a qualifying arm’s-length equity financing for cash proceeds of at least US$1,000,000 at an implied pre-money valuation below US$25,000,000. In that event, Virtual Grid will issue additional true-up shares and true-up warrants to the Company for no additional consideration and the exercise price of the Company’s warrants will be reduced to the effective financing price, subject to the terms and exclusions in the Subscription Agreement. The Subscription Agreement also includes public-market transaction cooperation covenants from the Company in favor of Virtual Grid and customary representations, warranties, conditions, covenants and indemnification provisions.

Lock-Up Agreement and Warrant

In connection with the Subscription Agreement, the Company and Virtual Grid entered into a Lock-Up Agreement, dated July 17, 2026 (the “Lock-Up Agreement”), under which Virtual Grid agreed not to transfer the Aether Shares during the 12-month period beginning on the closing date, subject to limited exceptions, and agreed not to engage in short sales, hedging transactions or other transactions transferring the economic consequences of ownership during the lock-up period. During the 90 calendar days immediately following the lock-up period, Virtual Grid is subject to orderly disposition limitations. The Lock-Up Agreement also provides that the Company is not required to file or maintain any resale registration statement for the Aether Shares and supersedes the transfer restriction, resale support and registration rights provisions of the Subscription Agreement relating to the Aether Shares.

The Common Share Purchase Warrant to be issued by Virtual Grid to the Company (the “Warrant”) entitles the Company, or its permitted assigns, to purchase up to 176,412 common shares of Virtual Grid, subject to adjustment, at an exercise price of C$2.864692 per share at any time before 5:00 p.m. Vancouver time on July 17, 2031, and will expire automatically at that time, subject to the automatic cashless exercise provisions described in the Warrant. The Warrant includes cash exercise and cashless exercise mechanics, including automatic cashless exercise at expiry if the fair market value exceeds the exercise price, and customary adjustment provisions.

The foregoing descriptions of the Supply Agreement, the FOMA Agreement, the Subscription Agreement, the Lock-Up Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Supply Agreement, the FOMA Agreement, the Subscription Agreement, the Lock-Up Agreement and the Warrant, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Exclusive White Label Supply and Distribution Agreement, dated July 17, 2026, by and between Virtual Grid Inc. and Aether Compute LLC.

10.2#	License and Support Agreement, dated July 17, 2026, by and between Virtual Grid Inc. and Aether Compute LLC.

10.3	Subscription and Share Payment Agreement, dated July 17, 2026, by and between Virtual Grid Inc. and Aether Holdings, Inc.

10.4	Lock-Up Agreement, dated July 17, 2026, by and between Virtual Grid Inc. and Aether Holdings, Inc.

10.5	Common Share Purchase Warrant, dated July 17, 2026, issued by Virtual Grid Inc. to Aether Holdings, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2026	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
Nicolas Lin
Chief Executive Officer